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EXHIBIT 10(vii)

                        INDEPENDENT CONTRACTOR AGREEMENT

         This Independent Contractor Agreement (the "Agreement") is entered into effective May 22, 2002 by and between Motel 6 Barstow, LLC, a limited liability company (the "Company"), and Gerald B. Murray (the "Independent Contractor").

         WHEREAS the Company desires to continue to employ the Independent Contractor under terms and conditions which are set forth herein below,

         NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Independent Contractor agree as follows:

         1. ENGAGEMENT AND DUTIES. The Independent Contractor will serve as project coordinator for the Company. The duties and responsibilities of the Independent Contractor shall be to provide project coordination services for the development of the Barstow Motel 6 project located in Barstow, California for the development and construction of a 80 unit motel complex.

         2. ENGAGEMENT PERIOD.

         1. TERM. Independent Contractor's period of engagement shall be until such time as the development of the project is completed and the services of the project coordinator are no longer required.

         2. INVOLUNTARY TERMINATION WITH CAUSE. The Company may terminate the Independent Contractor's engagement for Cause by providing the Independent Contractor notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Independent Contractor to perform his duties hereunder, other than a failure resulting from the Independent Contractor's complete or partial incapacity due to physical or mental illness or impairment, (ii) gross negligence by the Independent Contractor in performing his duties hereunder, other than negligence resulting from the Independent Contractor's complete or partial incapacity due to physical or mental illness or impairment, (iii) a willful act by the Independent Contractor which constitutes gross misconduct and which is injurious to the Company, (iv) a willful violation of a federal or state law or regulation applicable to the business of the Company. No act or failure to act by the Independent Contractor shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. The determination of Cause hereunder shall be made by a majority of the Company's disinterested Board of Directors. No Severance Pay as defined in paragraph 11(a)(i) will be paid to the Independent Contractor under this Agreement in the event of a termination for Cause. Independent Contractor's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.

         3. DEATH. The Independent Contractor's employment will terminate in the event of his death.

         4. RESIGNATION WITHOUT CAUSE. The Independent Contractor may terminate his engagement by providing the Company at least thirty (30) days advance written notice; provided that in such event, the Independent Contractor will cease performing any duties and responsibilities immediately or at any time during such thirty (30) day period, if so requested by the Company and shall forfeit all benefits to which he is entitled under the terms of this Agreement.

         3. PLACE OF EMPLOYMENT. The Independent Contractor's services shall be performed at the Company's principal offices in Laguna Beach, California at the offices of the Independent Contractor.



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         4. FEE. For all services to be rendered by the Independent Contractor pursuant to this Agreement, the parties agree that the Independent Contractor shall receive the following:

a. $10,000 upon the execution hereof;

b. a payment of $5,000 on July 1, 2002;

c. a payment of $5,000 on August 1, 2002;

d. a payment of $5,000 on September 1, 2002;

e. a payment of $5,000 on October 1, 2002;

f. upon completion of the project, an amount in Series J preferred stock of Senior Care Industries, Inc. with a value set at 45% of the completed appraised value of the project less all encumbrances as of the completion date.

g. Additionally, the Company will, upon completion of the project enter into a management agreement with the Independent Contractor which shall provide that he shall receive as compensation thereunder a management fee for the operation of the project of an amount equal to 45% of the net proceeds of the business operations from the project.

         5. OBLIGATIONS OF INDEPENDENT CONTRACTOR. The Independent Contractor as a condition of employment agrees to do and to maintain the following:

a. To supervise the engagement, employment and work being done for a feasibility study, appraisal, work being done by architectural, drafting, design, engineering, both structural and civil, plan check, permiting to provide such building permits as may be required from governmental authority, a feasibility study, appraisal necessary to obtain a construction loan, environmental impact study, if required, such other studies as may be required by local governmental authority such as, but not limited to, traffic studies, noise pollution, soil studies, environmental site assessment studies and the engagement of a general contractor and subcontractors as may be necessary and appropriate to a speedy conclusion of the project; and

b. To follow up and process any necessary changes and or required plans that may be requested to speedily and satisfactorily complete the project and to continue to provide such services until such time as the project has been completed.

Additionally, the Independent Contractor shall be reimbursed for all expenses made by him on behalf of the Company, said reimbursement to be made no later than 7 days after the presentation of an invoice for the said expenses, which said invoice shall contain copies of all invoices for actual expenses incurred from third parties.

     6. PROPRIETARY INFORMATION. The Independent Contractor shall not, without the prior written consent of the Company, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) any confidential information or proprietary data of the Company. As an express condition of the Independent Contractor's employment with the Company, the Independent Contractor agrees to execute confidentiality agreements as requested by the Company, including but not limited to, the Company's standard form of employee proprietary information agreement, a form of which is attached hereto as Exhibit A and incorporated herein by this reference.

     7. ABSENCE OF CONFLICT. The Independent Contractor represents and warrants that his engagement by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.



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     8. ARBITRATION. Except as provided in paragraph 13(b)(1) any dispute or controversy of any kind arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in Orange County, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within ten (10) days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten (10) day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such ten (10) day period and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay his or its own attorneys fee and expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction there over.
Punitive damages shall not be awarded.

BY AGREEING TO SUBMIT A DISPUTE OR CONTROVERSY TO ARBITRATION, THE PARTIES UNDERSTAND THAT THEY WILL NOT ENJOY THE BENEFITS OF A JURY TRIAL. ACCORDINGLY, THE PARTIES HERETO EXPRESSLY AGREE TO WAIVE THE RIGHT TO A JURY TRIAL.

     9. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to agreements between Nevada residents entered and to be performed entirely within Nevada.

     10. CERTAIN COVENANTS OF THE Independent Contractor.

     (a) COVENANTS AGAINST COMPETITION. The Independent Contractor acknowledges that (i) the principal business of the Company and its affiliates involves the operation of free-standing assisted living residences, primarily located in small-to-middle market rural and suburban communities, the provision of personal care and support services to meet the needs of its residents, and other related businesses which the Company and its affiliates currently operate and which the Company and its affiliates may become involved with during the Independent Contractor's employment under this Agreement (collectively, the "Company Business"); (ii) the Company Business is national in scope; (iii) the Independent Contractor's work for the Company will bring him into close contact with many confidential affairs not readily available to the public; and (iv) the Company would not enter into this Agreement but for the agreements and covenants of the Independent Contractor contained herein. In order to induce the Company to enter into this Employment Agreement, the Independent Contractor covenants and agrees that:

     (1) NON-COMPETE. During the time Independent Contractor is engaged under this Agreement and for a period of six (6) months following the termination (whether for cause of otherwise) of the Independent Contractor's employment with the Company or any of its affiliates (the "Restricted Period"), the Independent Contractor shall not, in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for his own account;
(ii) enter the employ of, or render any services to, any persons engaged in such activities; or (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that the Independent Contractor may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or NASDAQ if the Independent Contractor (a) is not a controlling person of, or a member of a group which controls such person or (b) does not, directly or indirectly, own 1% or more of any class of securities of such person.



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     (2) CONFIDENTIAL INFORMATION. During and after the Restricted Period, the
Independent Contractor shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of the Company, all confidential matters of the Company and its affiliates. Such confidential matters include, without limitation, trade secrets, customer lists, subscription lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, designs and design projects, inventions and research projects of the Company and its affiliates, learned by the Independent Contractor heretofore or hereafter that are sufficiently secret to have the possibility, whether or not realized, of deriving economic value from not being generally known to other persons who can obtain economic value from their disclosure or use, and the Independent Contractor shall not disclose them to anyone outside of the Company and its affiliates, either during or after employment, by the Company or any of its affiliates, except as required in the course of performing duties hereunder or with the Company's express written consent. The Independent Contractor's obligations pursuant to this Employment Agreement shall not extend to matters which are within the public domain or hereafter enter the public domain through no fault or action or failure to act, whether directly or indirectly, on the part of the Independent Contractor.

     (3) PROPERTY OF THE COMPANY. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Independent Contractor or made available to the Independent Contractor concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Independent Contractor's engagement with the Company or any of its affiliates or at any other time on request.

     (4) EMPLOYEES OF THE COMPANY. During the Restricted Period, the Independent Contractor shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within six (6) months of the termination of such employee's employment with the Company or any of its affiliates.

     (5) CONSULTANTS AND INDEPENDENT CONTRACTORS OF THE COMPANY. During the Restricted Period, the Independent Contractor shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company or any of its affiliates, any consultant, sales representative or other person then under contract with the Company or any of its affiliates.

     (b) RIGHTS AND REMEDIES UPON BREACH. If the Independent Contractor breaches, or threatens to commit a breach of, any of the provisions of Section 13(a) (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     (1) SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its affiliates and that money damages will not provide an adequate remedy to the Company. The Parties further agree that the Company's claim for specific performance shall not be a claim which is covered by the parties' agreement to arbitrate as set forth in paragraph 12.

     (2) ACCOUNTING. The right and remedy to require the Independent Contractor to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Independent Contractor as a result of any transactions constituting a breach of any of the Restrictive Covenants, and the Independent Contractor shall account for and pay over such Benefits to the Company.

     (c) SEVERABILITY OF COVENANTS. If any court determines that any of the Restrictive Covenants, or any parts thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.



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     (d) "BLUE-PENCILING". If any court construes any of the Restrictive
Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     (e) ENFORCEABILITY IN JURISDICTIONS. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     11. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Independent Contractor to the Severance Pay described in paragraph 11(a)(i), subject to the terms and conditions therein.

     12. ASSIGNMENT. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and, except as provided in paragraph 18 hereof, neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. If the Independent Contractor should die while any amounts are still payable to the Independent Contractor hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Independent Contractor's devisee, legatee, or other designee or, if there be no such designee, to the Independent Contractor's estate.

     13. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Independent
               Contractor:             Gerald B. Murray
                                       P.O. Box 8182 Newport Beach, CA 92658

               If to the Company:      Motel 6 Barstow, LLC
                                       410 Broadway, 2nd Floor
                                       Laguna Beach, CA 92651

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three (3) days after they have been mailed as provided above.

     14. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

     15. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.



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     16. RIGHT TO ADVICE OF COUNSEL. The Independent Contractor acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement,

     18. FACSIMILE TRANSMISSION AND SIGNATURES. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original document. At the request of either party, the parties will confirm facsimile transmitted signatures by signing an original documents.

     19. INTEGRATION. This Agreement represents the final and entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, on the day set opposite its name below.

Motel 6 Barstow, LLC

By: /s/ Craig H. Brown
Craig H. Brown
Managing Member

Independent Contractor

/s/ Gerald B. Murray
Gerald B. Murray